Exhibit 99.1
PRESS RELEASE

STELLAR BANCORP, INC. REPORTS
THIRD QUARTER 2024 RESULTS

HOUSTON, October 25, 2024 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $33.9 million, or diluted earnings per share of $0.63, for the third quarter of 2024 compared to net income of $29.8 million, or diluted earnings per share of $0.56, for the second quarter of 2024.

“We are pleased to announce our third quarter 2024 financial results that reflect our work as we mark the second anniversary of our transformational merger completed on October 1, 2022,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer. “Since the merger, we have focused on building the foundation of Stellar Bank. Those efforts include constructing the scalable infrastructure to support an institution with more than $10 billion of assets while we have built a strong capital base, significantly increased our liquidity position and maintained a disciplined focus on credit. We have also significantly reduced our exposure to commercial real estate and invested in assets to help us grow a more balanced loan portfolio through additional commercial and industrial lending experience and leadership.”

“Stellar Bank is positioned for success as the economic and political environment becomes clearer. Although we can’t predict timing of interest rate changes, we feel comfortable with our revenue outlook. The election cycle will soon be complete and some of the elevated stress and uncertainty around the process will abate,” Mr. Franklin continued.

“Our markets remain resilient. We have positioned the Bank for quality growth and we look forward to furthering the Stellar brand in our markets,” concluded Mr. Franklin.

Third Quarter 2024 Financial Highlights

•Solid Profitability: Third quarter 2024 net income of $33.9 million, or diluted earnings per share of $0.63, translated into an annualized return on average assets of 1.27%, an annualized return on average equity of 8.49% and an annualized return on average tangible equity of 13.63%(1).

•Strong Net Interest Margin: Tax equivalent net interest margin was 4.19% for the third quarter of 2024 compared to 4.24% for the second quarter of 2024. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.91%(1) for the third quarter of 2024 compared to 3.82%(1) for the second quarter of 2024.

•Meaningful Capital and Book Value Build: Total risk-based capital ratio increased to 15.91% at September 30, 2024 from 15.34% at June 30, 2024, book value per share increased to $30.43 from $29.23 at June 30, 2024 and tangible book value per share increased to $19.28(1) from $18.00(1) at June 30, 2024.

•Improving Credit Metrics: Nonperforming loans decreased $18.8 million to $32.1 million at September 30, 2024 from $50.9 million at June 30, 2024. Allowance for credit losses on loans to nonperforming loans increased to 262.92% at September 30, 2024 from 186.17% at June 30, 2024.

Third Quarter 2024 Results

Net interest income in the third quarter of 2024 increased $97 thousand, or 0.1%, to $101.5 million from $101.4 million for the second quarter of 2024. The net interest margin on a tax equivalent basis decreased 5 basis points to 4.19% for the third quarter of 2024 from 4.24% for the second quarter of 2024. The decrease in the net interest margin from the prior quarter was primarily due to the impact of decreased interest rates on interest earning assets, partially offset by decreased rates on interest-bearing liabilities. Net interest income for the third quarter of 2024 benefited from $6.8 million of income from purchase accounting accretion compared to $10.1 million in the second quarter of
_____________________
(1) Refer to page 10 of this earnings release for the calculation of this non-GAAP financial measure.

2024. Excluding purchase accounting accretion, net interest income (tax equivalent) for the third quarter of 2024 would have been $94.8 million(1) and the tax equivalent net interest margin would have been 3.91%(1).

Noninterest income for the third quarter of 2024 was $6.3 million, an increase of $886 thousand, or 16.4%, compared to $5.4 million for the second quarter of 2024. Noninterest income increased in the third quarter of 2024 compared to the second quarter of 2024 primarily due to an increase in gains on sales of assets and Small Business Investment Company income recognized in the third quarter of 2024 compared to the second quarter of 2024.

Noninterest expense for the third quarter of 2024 decreased $150 thousand, or 0.2%, to $71.1 million compared to $71.2 million for the second quarter of 2024. The decrease in noninterest expense in the third quarter of 2024 compared to the second quarter of 2024 was primarily due to a $2.0 million decrease in other noninterest expense and a $520 thousand decrease in regulatory assessments, partially offset by a $2.1 million increase in salaries and employee benefits.

The efficiency ratio was 66.18% for the third quarter of 2024 compared to 66.63% for the second quarter of 2024. Annualized returns on average assets, average equity and average tangible equity were 1.27%, 8.49% and 13.63%(1) for the third quarter of 2024, respectively, compared to 1.13%, 7.78% and 12.82%(1), respectively, for the second quarter of 2024.

Financial Condition

Total assets at September 30, 2024 were $10.63 billion, a decrease of $93.9 million, compared to $10.72 billion at June 30, 2024.

Total loans at September 30, 2024 decreased $162.8 million to $7.55 billion compared to $7.71 billion at June 30, 2024. At September 30, 2024, the remaining balance of the purchase accounting accretion on loans was $81.4 million.

Total deposits at September 30, 2024 increased $17.3 million to $8.74 billion compared to $8.73 billion at June 30, 2024, due to increases in interest-bearing demand deposits and money market and savings deposits, partially offset by decreases in certificates and other time deposits and noninterest-bearing deposits. Shifts in the deposit mix were primarily driven by the current interest rate environment and an intensely competitive market for deposits.

During the third quarter 2024, the Company repurchased 108,984 shares at an average price per share of $26.10 under its share repurchase program.

Asset Quality

Nonperforming assets totaled $35.1 million, or 0.33% of total assets, at September 30, 2024, compared to $53.5 million, or 0.50% of total assets, at June 30, 2024. The allowance for credit losses on loans as a percentage of total loans was 1.12% at September 30, 2024 and 1.23% at June 30, 2024.

The third quarter of 2024 included a reversal of provision for credit losses of $6.0 million compared to a reversal of provision for credit losses of $1.9 million recorded during the second quarter of 2024. Net charge-offs for the third quarter of 2024 were $3.9 million, or 0.21% (annualized) of average loans, compared to net recoveries of $1 thousand, or 0.00% (annualized) of average loans, for the second quarter of 2024.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, October 25, 2024 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its results for the second quarter of 2024. Participants may register for the conference call at https://registrations.events/direct/Q4I635867 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellar.bank. A simultaneous audio-only webcast may be accessed at https://events.q4inc.com/attendee/992487934. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of the Company’s website at ir.stellar.bank.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor Relations
IR@stellar.bank

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Company’s merger with Allegiance Bancshares, Inc. (the “Merger”), including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2024			2023
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
ASSETS
Cash and due from banks	$103,735	$110,341	$74,663	$121,004	$94,970
Interest-bearing deposits at other financial institutions	412,482	379,909	325,079	278,233	207,302
Total cash and cash equivalents	516,217	490,250	399,742	399,237	302,272

Available for sale securities, at fair value	1,691,752	1,630,971	1,523,100	1,395,680	1,414,952

Loans held for investment	7,551,124	7,713,897	7,908,111	7,925,133	8,004,528
Less: allowance for credit losses on loans	(84,501)	(94,772)	(96,285)	(91,684)	(93,575)
Loans, net	7,466,623	7,619,125	7,811,826	7,833,449	7,910,953

Accrued interest receivable	39,473	43,348	45,466	44,244	43,536
Premises and equipment, net	113,742	113,984	115,698	118,683	119,332
Federal Home Loan Bank stock	20,123	15,089	16,050	25,051	29,022
Bank-owned life insurance	106,876	106,262	105,671	105,084	104,699
Goodwill	497,318	497,318	497,318	497,318	497,318
Core deposit intangibles, net	98,116	104,315	110,513	116,712	122,944
Other assets	79,537	103,001	103,838	111,681	120,432
Total assets	$10,629,777	$10,723,663	$10,729,222	$10,647,139	$10,665,460

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,303,048	$3,308,441	$3,323,149	$3,546,815	$3,656,288
Interest-bearing
Demand	1,571,504	1,564,405	1,576,261	1,659,999	1,397,492
Money market and savings	2,280,651	2,213,031	2,203,767	2,136,777	2,128,950
Certificates and other time	1,587,398	1,639,426	1,691,539	1,529,876	1,503,891
Total interest-bearing deposits	5,439,553	5,416,862	5,471,567	5,326,652	5,030,333
Total deposits	8,742,601	8,725,303	8,794,716	8,873,467	8,686,621

Accrued interest payable	16,915	12,327	12,227	11,288	7,612
Borrowed funds	60,000	240,000	215,000	50,000	323,981
Subordinated debt	110,064	109,964	109,864	109,765	109,665
Other liabilities	74,074	70,274	66,717	81,601	76,735
Total liabilities	9,003,654	9,157,868	9,198,524	9,126,121	9,204,614

SHAREHOLDERS’ EQUITY:
Common stock	535	536	536	533	533
Capital surplus	1,238,619	1,238,477	1,235,221	1,232,627	1,231,686
Retained earnings	474,905	447,948	425,130	405,945	385,600
Accumulated other comprehensive loss	(87,936)	(121,166)	(130,189)	(118,087)	(156,973)
Total shareholders’ equity	1,626,123	1,565,795	1,530,698	1,521,018	1,460,846
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,629,777	$10,723,663	$10,729,222	$10,647,139	$10,665,460

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2024			2023		2024	2023
	September 30	June 30	March 31	December 31	September 30	September 30	September 30

INTEREST INCOME:
Loans, including fees	$132,372	$135,885	$134,685	$139,114	$138,948	$402,942	$398,608
Securities:
Taxable	13,898	11,923	9,293	9,622	9,493	35,114	28,872
Tax-exempt	814	816	818	418	437	2,448	2,135
Deposits in other financial institutions	4,692	3,555	3,627	3,021	2,391	11,874	9,027
Total interest income	151,776	152,179	148,423	152,175	151,269	452,378	438,642

INTEREST EXPENSE:
Demand, money market and savings deposits	29,440	28,399	27,530	25,033	23,557	85,369	62,302
Certificates and other time deposits	18,073	18,758	15,084	15,075	13,282	51,915	26,211
Borrowed funds	840	1,700	1,774	4,154	5,801	4,314	13,653
Subordinated debt	1,916	1,912	1,917	1,983	1,908	5,745	5,647
Total interest expense	50,269	50,769	46,305	46,245	44,548	147,343	107,813
NET INTEREST INCOME	101,507	101,410	102,118	105,930	106,721	305,035	330,829
(Reversal of) provision for credit losses	(5,985)	(1,935)	4,098	1,047	2,315	(3,822)	7,896
Net interest income after provision for credit losses	107,492	103,345	98,020	104,883	104,406	308,857	322,933

NONINTEREST INCOME:
Service charges on deposit accounts	1,594	1,648	1,598	1,520	1,620	4,840	4,544
Gain (loss) on sale of assets	432	(64)	513	198	—	881	192
Bank-owned life insurance	614	591	587	573	551	1,792	1,605
Debit card and ATM income	551	543	527	542	935	1,621	4,454
Other	3,111	2,698	3,071	4,053	1,589	8,880	6,881
Total noninterest income	6,302	5,416	6,296	6,886	4,695	18,014	17,676

NONINTEREST EXPENSE:
Salaries and employee benefits	41,123	39,061	41,376	40,464	39,495	121,560	116,570
Net occupancy and equipment	4,570	4,503	4,390	4,572	4,455	13,463	12,360
Depreciation	1,911	1,948	1,964	1,955	1,952	5,823	5,629
Data processing and software amortization	5,706	5,501	4,894	5,000	4,798	16,101	14,526
Professional fees	1,714	1,620	2,662	3,867	997	5,996	4,088
Regulatory assessments and FDIC insurance	1,779	2,299	1,854	5,169	1,814	5,932	5,863
Amortization of intangibles	6,212	6,215	6,212	6,247	6,876	18,639	20,636
Communications	827	847	937	743	663	2,611	2,053
Advertising	878	891	765	1,004	877	2,534	2,623
Acquisition and merger-related expenses	—	—	—	3,072	3,421	—	12,483
Other	6,346	8,331	6,356	5,848	5,400	21,033	15,722
Total noninterest expense	71,066	71,216	71,410	77,941	70,748	213,692	212,553
INCOME BEFORE INCOME TAXES	42,728	37,545	32,906	33,828	38,353	113,179	128,056
Provision for income taxes	8,837	7,792	6,759	6,562	7,445	23,388	24,825
NET INCOME	$33,891	$29,753	$26,147	$27,266	$30,908	$89,791	$103,231

EARNINGS PER SHARE
Basic	$0.63	$0.56	$0.49	$0.51	$0.58	$1.68	$1.94
Diluted	$0.63	$0.56	$0.49	$0.51	$0.58	$1.68	$1.94

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2024			2023		2024	2023
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$33,891	$29,753	$26,147	$27,266	$30,908	$89,791	$103,231

Earnings per share, basic	$0.63	$0.56	$0.49	$0.51	$0.58	$1.68	$1.94
Earnings per share, diluted	$0.63	$0.56	$0.49	$0.51	$0.58	$1.68	$1.94
Dividends per share	$0.13	$0.13	$0.13	$0.13	$0.13	$0.39	$0.39

Return on average assets(A)	1.27%	1.13%	0.98%	1.02%	1.14%	1.13%	1.28%
Return on average equity(A)	8.49%	7.78%	6.88%	7.33%	8.34%	7.73%	9.52%
Return on average tangible equity(A)(B)	13.63%	12.82%	11.47%	12.61%	14.47%	12.67%	16.86%
Net interest margin (tax equivalent)(A)(C)	4.19%	4.24%	4.26%	4.40%	4.37%	4.23%	4.55%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	3.91%	3.82%	3.91%	3.91%	3.87%	3.88%	4.07%
Efficiency ratio(D)	66.18%	66.63%	66.18%	69.21%	63.50%	66.33%	61.02%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	15.30%	14.60%	14.27%	14.29%	13.70%	15.30%	13.70%
Tangible equity to tangible assets(B)	10.27%	9.53%	9.12%	9.04%	8.37%	10.27%	8.37%
Estimated Total capital ratio (to risk-weighted assets)	15.91%	15.34%	14.62%	14.02%	13.61%	15.91%	13.61%
Estimated Common equity Tier 1 capital (to risk weighted assets)	13.62%	12.98%	12.29%	11.77%	11.30%	13.62%	11.30%
Estimated Tier 1 capital (to risk-weighted assets)	13.74%	13.10%	12.41%	11.89%	11.41%	13.74%	11.41%
Estimated Tier 1 leverage (to average tangible assets)	11.25%	10.93%	10.55%	10.18%	9.82%	11.25%	9.82%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	15.07%	14.65%	14.13%	13.65%	13.32%	15.07%	13.32%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	13.63%	13.12%	12.61%	12.20%	11.80%	13.63%	11.80%
Estimated Tier 1 capital (to risk-weighted assets)	13.63%	13.12%	12.61%	12.20%	11.80%	13.63%	11.80%
Estimated Tier 1 leverage (to average tangible assets)	11.16%	10.94%	10.72%	10.44%	10.15%	11.16%	10.15%

Other Data
Weighted average shares:
Basic	53,541	53,572	53,343	53,282	53,313	53,485	53,211
Diluted	53,580	53,608	53,406	53,350	53,380	53,531	53,300
Period end shares outstanding	53,446	53,564	53,551	53,291	53,322	53,446	53,322
Book value per share	$30.43	$29.23	$28.58	$28.54	$27.40	$30.43	$27.40
Tangible book value per share(B)	$19.28	$18.00	$17.23	$17.02	$15.76	$19.28	$15.76
Employees - full-time equivalents	1,040	1,045	1,007	998	1,008	1,040	1,008

(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,627,522	$132,372	6.90%	$7,808,320	$135,885	7.00%	$8,043,706	$138,948	6.85%
Securities	1,676,614	14,712	3.49%	1,549,638	12,739	3.31%	1,471,916	9,930	2.68%
Deposits in other financial institutions	339,493	4,692	5.50%	258,916	3,555	5.52%	181,931	2,391	5.21%
Total interest-earning assets	9,643,629	$151,776	6.26%	9,616,874	$152,179	6.36%	9,697,553	$151,269	6.19%
Allowance for credit losses on loans	(94,785)			(96,306)			(99,892)
Noninterest-earning assets	1,077,422			1,103,297			1,143,634
Total assets	$10,626,266			$10,623,865			$10,741,295

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,606,736	$12,458	3.08%	$1,545,096	$12,213	3.18%	$1,400,508	$10,415	2.95%
Money market and savings deposits	2,254,767	16,982	3.00%	2,227,393	16,186	2.92%	2,166,610	13,142	2.41%
Certificates and other time deposits	1,620,908	18,073	4.44%	1,694,536	18,758	4.45%	1,400,367	13,282	3.76%
Borrowed funds	49,077	840	6.81%	112,187	1,700	6.09%	411,212	5,801	5.60%
Subordinated debt	110,007	1,916	6.93%	109,910	1,912	7.00%	109,608	1,908	6.91%
Total interest-bearing liabilities	5,641,495	$50,269	3.54%	5,689,122	$50,769	3.59%	5,488,305	$44,548	3.22%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,303,726			3,308,633			3,695,592
Other liabilities	93,127			87,986			86,389
Total liabilities	9,038,348			9,085,741			9,270,286
Shareholders’ equity	1,587,918			1,538,124			1,471,009
Total liabilities and shareholders’ equity	$10,626,266			$10,623,865			$10,741,295

Net interest rate spread			2.72%			2.77%			2.97%

Net interest income and margin		$101,507	4.19%		$101,410	4.24%		$106,721	4.37%

Net interest income and net interest margin (tax equivalent)		$101,578	4.19%		$101,482	4.24%		$106,919	4.37%

Cost of funds			2.24%			2.27%			1.92%
Cost of deposits			2.15%			2.16%			1.69%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Nine Months Ended September 30,
	2024			2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,790,957	$402,942	6.91%	$7,957,911	$398,608	6.70%
Securities	1,556,462	37,562	3.22%	1,525,808	31,007	2.72%
Deposits in other financial institutions	287,960	11,874	5.51%	251,475	9,027	4.80%
Total interest-earning assets	9,635,379	$452,378	6.27%	9,735,194	$438,642	6.02%
Allowance for credit losses on loans	(94,236)			(96,570)
Noninterest-earning assets	1,104,426			1,148,847
Total assets	$10,645,569			$10,787,471

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,616,313	$36,949	3.05%	$1,478,547	$28,141	2.54%
Money market and savings deposits	2,211,148	48,420	2.93%	2,291,588	34,161	1.99%
Certificates and other time deposits	1,586,623	51,915	4.37%	1,164,572	26,211	3.01%
Borrowed funds	98,374	4,314	5.86%	333,220	13,653	5.48%
Subordinated debt	109,909	5,745	6.98%	109,508	5,647	6.89%
Total interest-bearing liabilities	5,622,367	$147,343	3.50%	5,377,435	$107,813	2.68%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,379,096			3,878,760
Other liabilities	92,527			81,894
Total liabilities	9,093,990			9,338,089
Shareholders’ equity	1,551,579			1,449,382
Total liabilities and shareholders' equity	$10,645,569			$10,787,471

Net interest rate spread			2.77%			3.34%

Net interest income and margin		$305,035	4.23%		$330,829	4.54%

Net interest income and net interest margin (tax equivalent)		$305,266	4.23%		$331,549	4.55%

Cost of funds			2.19%			1.56%
Cost of deposits			2.09%			1.34%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2024			2023
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,347,876	$1,392,435	$1,451,462	$1,409,002	$1,474,600
Paycheck Protection Program (PPP)	2,877	3,629	4,293	5,100	5,968
Real estate:
Commercial real estate (including multi-family residential)	3,976,296	4,029,671	4,049,885	4,071,807	4,076,606
Commercial real estate construction and land development	890,316	922,805	1,039,443	1,060,406	1,078,265
1-4 family residential (including home equity)	1,112,235	1,098,681	1,049,316	1,047,174	1,024,945
Residential construction	161,494	200,134	252,573	267,357	289,553
Consumer and other	60,030	66,542	61,139	64,287	54,591
Total loans held for investment	$7,551,124	$7,713,897	$7,908,111	$7,925,133	$8,004,528

Deposits:
Noninterest-bearing	$3,303,048	$3,308,441	$3,323,149	$3,546,815	$3,656,288
Interest-bearing
Demand	1,571,504	1,564,405	1,576,261	1,659,999	1,397,492
Money market and savings	2,280,651	2,213,031	2,203,767	2,136,777	2,128,950
Certificates and other time	1,587,398	1,639,426	1,691,539	1,529,876	1,503,891
Total interest-bearing deposits	5,439,553	5,416,862	5,471,567	5,326,652	5,030,333
Total deposits	$8,742,601	$8,725,303	$8,794,716	$8,873,467	$8,686,621

Asset Quality:
Nonaccrual loans	$32,140	$50,906	$57,129	$39,191	$38,291
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	32,140	50,906	57,129	39,191	38,291
Other real estate	2,984	2,548	—	—	—
Total nonperforming assets	$35,124	$53,454	$57,129	$39,191	$38,291

Net charge-offs (recoveries)	$3,933	$(1)	$714	$2,577	$8,116

Nonaccrual loans:
Commercial and industrial	$9,718	$18,451	$15,465	$5,048	$14,991
Real estate:
Commercial real estate (including multi-family residential)	10,695	18,094	21,268	16,699	13,563
Commercial real estate construction and land development	4,183	1,641	8,406	5,043	170
1-4 family residential (including home equity)	7,259	12,454	10,368	8,874	8,442
Residential construction	121	155	1,410	3,288	635
Consumer and other	164	111	212	239	490
Total nonaccrual loans	$32,140	$50,906	$57,129	$39,191	$38,291

Asset Quality Ratios:
Nonperforming assets to total assets	0.33%	0.50%	0.53%	0.37%	0.36%
Nonperforming loans to total loans	0.43%	0.66%	0.72%	0.49%	0.48%
Allowance for credit losses on loans to nonperforming loans	262.92%	186.17%	168.54%	233.94%	244.38%
Allowance for credit losses on loans to total loans	1.12%	1.23%	1.22%	1.16%	1.17%
Net charge-offs to average loans (annualized)	0.21%	0.00%	0.04%	0.13%	0.40%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Nine Months Ended
	2024			2023		2024	2023
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$33,891	$29,753	$26,147	$27,266	$30,908	$89,791	$103,231
Add: Provision for credit losses	(5,985)	(1,935)	4,098	1,047	2,315	(3,822)	7,896
Add: Provision for income taxes	8,837	7,792	6,759	6,562	7,445	23,388	24,825
Pre-tax, pre-provision income	$36,743	$35,610	$37,004	$34,875	$40,668	$109,357	$135,952

Total average assets	$10,626,266	$10,623,865	$10,686,789	$10,626,373	$10,741,295	$10,645,569	$10,787,471

Pre-tax, pre-provision return on average assets(B)	1.38%	1.35%	1.39%	1.30%	1.50%	1.37%	1.68%

Total shareholders’ equity	$1,626,123	$1,565,795	$1,530,698	$1,521,018	$1,460,846	$1,626,123	$1,460,846
Less: Goodwill and core deposit intangibles, net	595,434	601,633	607,831	614,030	620,262	595,434	620,262
Tangible shareholders’ equity	$1,030,689	$964,162	$922,867	$906,988	$840,584	$1,030,689	$840,584

Shares outstanding at end of period	53,446	53,564	53,551	53,291	53,322	53,446	53,322

Tangible book value per share	$19.28	$18.00	$17.23	$17.02	$15.76	$19.28	$15.76

Average shareholders’ equity	$1,587,918	$1,538,124	$1,528,298	$1,475,377	$1,471,009	$1,551,579	$1,449,382
Less: Average goodwill and core deposit intangibles, net	598,866	604,722	611,149	617,236	623,864	604,890	630,890
Average tangible shareholders’ equity	$989,052	$933,402	$917,149	$858,141	$847,145	$946,689	$818,492

Return on average tangible equity(B)	13.63%	12.82%	11.47%	12.61%	14.47%	12.67%	16.86%

Total assets	$10,629,777	$10,723,663	$10,729,222	$10,647,139	$10,665,460	$10,629,777	$10,665,460
Less: Goodwill and core deposit intangibles, net	595,434	601,633	607,831	614,030	620,262	595,434	620,262
Tangible assets	$10,034,343	$10,122,030	$10,121,391	$10,033,109	$10,045,198	$10,034,343	$10,045,198

Tangible equity to tangible assets	10.27%	9.53%	9.12%	9.04%	8.37%	10.27%	8.37%

Net interest income (tax equivalent)	$101,578	$101,482	$102,207	$106,121	$106,919	$305,266	$331,549
Less: Purchase accounting accretion	6,795	10,098	8,551	11,726	12,400	25,444	35,076
Adjusted net interest income (tax equivalent)	$94,783	$91,384	$93,656	$94,395	$94,519	$279,822	$296,473

Average earning assets	$9,643,629	$9,616,874	$9,645,544	$9,576,927	$9,697,553	$9,635,379	$9,735,194
Net interest margin (tax equivalent) excluding PAA	3.91%	3.82%	3.91%	3.91%	3.87%	3.88%	4.07%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, core deposit intangibles amortization and write-downs on assets moved to held for sale, divided by the sum of net interest income, excluding purchase accounting adjustments plus noninterest income, excluding gains and losses on the sale of assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.